UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): June 19, 2008 (June 17, 2008)


                             FORWARD AIR CORPORATION
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             (Exact name of registrant as specified in its charter)


        Tennessee                     000-22490                 62-1120025
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(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
    of incorporation)                                       Identification No.)


          430 Airport Road
        Greeneville, Tennessee                                   37745
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(Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (423) 636-7000


                                 Not Applicable
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On June 17, 2008, B. Clyde Preslar advised the Company of his resignation from the Company's Board of Directors effective June 30, 2008. Mr. Preslar's decision to resign did not arise or result from any disagreement with the Company on any matter relating to the Company's operations, policies or practices. Mr. Preslar has been a director of the Company since April 2004 and served on the Audit Committee. Upon the effective date of his resignation, Mr. Preslar's position on the Audit Committee will be assumed by independent director Tracy A. Leinbach. Ms. Leinbach has been a director with the Company since March 2007 and presently serves on the Company's Corporate Governance and Nominating Committee.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FORWARD AIR CORPORATION


                                        By: /s/ Matthew J. Jewell
Date: June 19, 2008                         ------------------------------------
                                            Matthew J. Jewell
                                            Executive Vice President, Chief
                                                Legal Officer and Secretary


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